UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 10, 2005

Christopher & Banks Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19972	06-1195422
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

2400 Xenium Lane North
Plymouth, Minnesota	55441
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (763) 551-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                Effective November 10, 2005, the Board of Directors of the Company appointed Mr. Robert Mang to serve as a Class 1 Director, filling a vacancy created by the expansion of the Board of Directors to eight members by action of the Board. There is no arrangement or understanding between Mr. Mang and any other persons pursuant to which Mr. Mang was selected as a director. Mr. Mang does not have a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. At this time, it has not been determined on which Board committee(s) Mr. Mang will serve. The Company shall file an amendment to this Report after the Board takes action to appoint Mr. Weiss to his initial Board committee assignment(s).

On  November 10, 2005, the Company issued a press release that announced the appointment of Mr. Mang to its board of directors.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued by the Company on November 10, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Christopher & Banks Corporation

Date: November 10, 2005	By:	/s/ Andrew K. Moller
Andrew K. Moller
Chief Financial Officer